UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

MEDIACOM BROADBAND LLC
MEDIACOM BROADBAND CORPORATION

(Exact names of Registrants as specified in their charters)

Delaware	333-72440	06-1615412
Delaware	333-72440-01	06-1630167
(State of incorporation)	(Commission File No.)	(IRS Employer Identification Nos.)

100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)

Registrant’s telephone number: (845) 695-2600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits.
EX-12: SCHEDULE OF RATIO OF EARNINGS TO FIXED CHARGES

Item 8.01 Other Events

     The table below sets forth the ratio of earnings to fixed charges, which is derived from:

•	the audited financial statements of Mediacom Systems (“Predecessor Company”) for the year ended December 31, 2000 and for the period January 1, 2001 through July 18, 2001; and

•	the audited consolidated financial statements of Mediacom Broadband LLC for the period from Registrant’s inception on April 5, 2001 through December 31, 2001 and for each of the years ended December 31, 2002 through 2004.

	Mediacom Broadband LLC							Predecessor Company
						Inception
						(April 5, 2001)		Period from
	Year Ended	Year Ended		Year Ended		through		January 1		Year Ended
	December 31,	December 31,		December 31,		December 31,		through July 18,		December 31,
	2004	2003		2002		2001		2001		2000
Ratio of earnings to fixed charges.	1.15	—	(a)	—	(b)	—	(c)	n/a	(d)	n/a	(d)

(a)	The dollar amount of the deficiency of earnings over fixed charges was $11 million for the year ended December 31, 2003.

(b)	The dollar amount of the deficiency of earnings over fixed charges was $49 million for the year ended December 31, 2002.

(c)	The dollar amount of the deficiency of earnings over fixed charges was $59 million for the period of April 5, 2001 through December 31, 2001.

(d)	For all periods presented prior to Registrant’s inception on April 5, 2001, the Predecessor Company operated as a fully integrated unit of AT&T Broadband, LLC and no debt or interest expense was allocated to these operations. As such, the ratio of earnings to fixed charges was not presented for these periods.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired — None

(b)	Pro Forma Financial Information — None

(c)	Exhibits:

Exhibit No.	Description
12	Schedule of Ratio of Earnings to Fixed Charges

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2005

Mediacom Broadband LLC

	By:	/s/ Mark E. Stephan
Mark E. Stephan Executive Vice President, Chief Financial Officer and Treasurer

Dated: May 24, 2005

Mediacom Broadband Corporation

	By:	/s/ Mark E. Stephan
Mark E. Stephan Treasurer and Secretary